UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Laird Superfood, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

MESSAGE FROM OUR CHAIRMAN

Dear Stockholder:

We are pleased to invite you to join us for the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Laird Superfood, Inc., to be held on June 26, 2025 at 10:00 a.m. Mountain Time, virtually at www.virtualshareholdermeeting.com/LSF2025, during which time you will be able to vote your shares electronically and submit questions.

At the Annual Meeting, we are asking our stockholders to elect the seven nominees named in the attached proxy statement all of whom are our current directors. You will find detailed information beginning on page 8 of the proxy statement about the qualifications of our directors and why we believe they are the right people to represent your interests. Our Board of Directors is committed to governance practices that are appropriately tailored to our business and to helping us deliver on our commitment to our mission, customers, and stakeholders.

In addition, as discussed beginning on page 26 of the proxy statement, we are also asking stockholders to ratify our Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.

Your vote is very important, regardless of the number of shares of common stock you own. To vote your shares of common stock, please refer to the instructions included on the enclosed proxy card. If your shares are held in the name of a bank, broker, trust, or other nominee and you receive these materials through such nominee, please complete and return the materials in accordance with the  instructions provided to you by such nominee or contact your nominee directly in order to obtain a proxy issued to you by your nominee holder to vote your shares. Failure to do so may result in your stock not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to follow the instructions provided to you and vote your shares today, even if you plan to attend the virtual meeting.

On behalf of the Board of Directors and the Laird Superfood team, I would like to thank you for your continued support. We look forward to your participation at the Annual Meeting.

Sincerely,

Geoffrey T. Barker

Chairman of the Board

May 15, 2025

Laird Superfood, Inc.

5303 Spine Road, Suite 204,

Boulder, Colorado 80301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 26, 2025

Date:	June 26, 2025	Record Date:	May 16, 2025
Time:	10:00 AM MT	Attendance:	www.virtualshareholdermeeting.com/LSF2025

To the Stockholders of Laird Superfood, Inc.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Laird Superfood, Inc. (the “Company,” “we,” “us,” or “our”) will be held on June 26, 2025 at 10:00 a.m. Mountain Time as a virtual meeting held entirely over the Internet.

You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions online by visiting www.proxyvote.com and entering the 16-digit control number included in the proxy card or the voting instructions that accompanied the proxy materials.

At the Annual Meeting, stockholders will consider and act on the following items:

1.	to elect as directors the seven nominees named in the accompanying proxy statement to a term of one year each, or until their successors have been duly elected and qualified;
2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025; and
3.	to transact any other business that may properly come before the Annual Meeting or any adjournment(s), postponement(s), or recess(es) thereof.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Company’s Board of Directors has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal.

The Company’s Board of Directors recommends that at the Annual Meeting you vote “FOR” each of the director nominees in proposal 1 and “FOR” proposal 2.

The Board of Directors has fixed 5:00 p.m., Mountain Time, on May 16, 2025 as the record date (the “Record Date”). Only holders of shares of common stock of record on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s), adjournment(s) or rescess(es) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the headquarters of the Company during regular business hours for a period of 10 calendar days before the Annual Meeting and will be open to the examination of any stockholder during the whole time of the Annual Meeting. If you would like to review the list, please contact our Investor Relations department by emailing investors@lairdsuperfood.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON JUNE 26, 2025

Hard copies of this notice, the Company’s proxy statement in connection with the Annual Meeting, the proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) will be mailed to stockholders of record as of the close of business on May 16, 2025. In addition to delivering paper copies of these proxy materials to you by mail, this notice, the accompanying proxy statement, form of proxy and the 2024 Annual Report are available to stockholders electronically via the internet at the following website: http://www.proxyvote.com.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your stock is registered in your name, even if you plan to attend the Annual Meeting online, we request that you vote your shares in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your stock will be represented at the Annual Meeting.

If your stock is held in the name of a bank, broker, trust, or other nominee, and you receive these materials through such nominee, please complete and return the materials in accordance with the instructions provided to you by such nominee or contact your nominee directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote your shares. Failure to do so may result in your stock not being eligible to be voted by proxy at the Annual Meeting.

Whether or not you expect to participate in the Annual Meeting, the Board of Directors encourages you to review the accompanying proxy statement for information relating to each of the proposals and to cast your vote promptly.

By Order of the Board of Directors,

Jason Vieth

Chief Executive Officer and Director

Laird Superfood, Inc.

5303 Spine Road, Suite 204

Boulder, Colorado 80301

(541) 588-3600

_____________________

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 26, 2025

_____________________

The accompanying proxy is solicited by the Board of Directors (the “Board”) on behalf of Laird Superfood, Inc., a Nevada corporation (the “Company”), to be voted at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on June 26, 2025, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s), postponement(s) or recess(es) of the Annual Meeting. This proxy statement (this “Proxy Statement”) and accompanying form of proxy are expected to be first sent or given to stockholders on or about May 15, 2025.

The executive offices of the Company are located at, and the mailing address of the Company is, 5303 Spine Road, Suite 204, Boulder, Colorado 80301. Unless the context otherwise indicates, references to “Laird Superfood,” “we,” “our,” “us” and the “Company” refer to Laird Superfood, Inc. and its subsidiary on a consolidated basis.

_____________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON JUNE 26, 2025:

In addition to delivering paper copies of the proxy materials to you by mail, the Notice, the Proxy Statement, the form of proxy and Annual Report on Form 10-K for the year ended December 31, 2024 (the "2024 Annual Report") are available to stockholders electronically via the internet at the following website: www.proxyvote.com.

PROXY STATEMENT SUMMARY

This summary highlights information that is contained elsewhere in this Proxy Statement. This summary does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote.

Laird Superfood at a Glance

Laird Superfood creates clean, functional, and sustainability-conscious products, many of which incorporate adaptogens which may be beneficial in reducing stress, improving energy levels, enhancing mental performance, mood regulation, and immune system support. Our primary products include (i) coffee creamers, (ii) hydration and beverage enhancing products, (iii) snacks and other food items, and (iv) coffee, tea, and hot chocolate products. Consumer preferences within the evolving food and beverage industry are shifting away from processed and sugar-laden food and beverage products, as well as those containing significant amounts of highly processed and artificial ingredients. Our long-term goal is to build and scale a widely recognized brand that authentically focuses on natural ingredients, nutritional density, and functionality, which we believe will allow us to maximize penetration of a multi-billion-dollar opportunity in the grocery market. We generate revenue through two channels: e-commerce and wholesale.

Fiscal Year 2024 Business Highlights

●	Net Sales of $43.3 million compared to $34.2 million in the corresponding prior year period, representing 27% growth.
●

E-commerce sales increased by 32% year-over-year and contributed 59% of total Net Sales, with significant improvements in media efficiency in this channel. Sales on Amazon.com and the DTC platform contributed to e-commerce channel growth, driven by growth in subscription revenue and repeat customer purchases, as well as higher order values.

●

Wholesale sales increased by 19% year-over-year and contributed 41% of total Net Sales, driven by velocity improvement in retail and club outlets and distribution expansion in grocery, as well as more efficient promotional spend.

●

Gross Margin was 40.9% compared to 30.1% in the corresponding prior year period. This margin expansion of 1,071 basis points was driven by the full benefit realization of the transition to a variable cost third-party co-manufacturing business model, favorable product costs, settlement recoveries, as well as planned reductions in promotional trade spend.

●

Net Loss was $1.8 million, or $0.18 per diluted share, compared to Net Loss of $10.2 million, or $1.09 per diluted share, in the corresponding prior year period. The improvement was driven by Net Sales growth, Gross Margin expansion, and lower marketing and general and administrative ("G&A") costs

●

Adjusted EBITDA, which is a non-GAAP measure, was ($0.7) million, or ($0.07) per diluted share, compared to ($9.0) million, or ($0.96) per diluted share, in the corresponding prior year period. This improvement was driven by Net Sales growth, Gross Margin expansion, and lower marketing and G&A costs. For more details on non-GAAP financial measures, see Appendix A for more information.

Overview of Proposals

Proposal No. 1: Director Nominee Election

We are asking you to vote for the election of Geoffrey T. Barker, Patrick Gaston, Greg Graves, Laird Hamilton, Grant LaMontagne, Maile Naylor, and Jason Vieth (collectively, the “Director Nominees”), as directors, each to serve a one-year term expiring at our 2026 Annual Meeting of Stockholders. Our Board currently consists of seven members and is unclassified. The Board recommends that you vote “FOR” each of the Director Nominees. For additional information regarding the Director Nominees, please see “Proposal 1: Election of Directors” beginning on page 8.

Proposal No. 2: Ratification of Independent Auditor

We are also asking you to ratify our Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in the integrity of financial controls and reporting. The Board recommends that you vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025. For additional information regarding KPMG LLP, please see “Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 26.

Other Proposals

The Board is not aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed proxy card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Notice of Internet Availability

In addition to delivering paper copies of these proxy materials to you by mail, the Notice, the Proxy Statement, the form of proxy and our 2024 Annual Report are available at www.proxyvote.com.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your bank, broker, trust, or other nominee in order to vote your stock at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that the regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the following matters outlined in the Notice:

(1)   to elect the seven Director Nominees to a term of one year each, or until their successors have been duly elected and qualified (the “Director Election Proposal”);

(2)   to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025 (the “Auditor Ratification Proposal”); and

(3)   to transact any other business that may properly come before the Annual Meeting or any adjournment(s), postponement(s), or recess(es) thereof.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, SEC rules allow us to send only one proxy statement to that address, unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy statement in the future, he or she may contact us at 5303 Spine Road, Suite 204, Boulder, Colorado 80301, Attn: Investor Relations or by emailing investors@lairdsuperfood.com. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker, trust, or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address, phone number or email set forth above.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold stock. Similarly, if you are a stockholder of record and hold stock in a brokerage account, you will receive a proxy card for stock held in your name and a voting instruction card for stock held in “street name.” See “What is the difference between a stockholder of record and a ‘street name’ holder?” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your stock is voted.

Why have a virtual meeting?

We have determined to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that conducting the Annual Meeting as a virtual meeting is consistent with our commitment to stockholder participation and environmentalism and will encourage higher levels of stockholder participation while also helping us reduce the environmental impact associated with the Annual Meeting.

How can I vote my shares in person and participate at the Annual Meeting?

This year’s Annual Meeting will be held entirely online to allow greater participation. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/LSF2025. To participate in the Annual Meeting, you will need the 16‐digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

To vote your shares without attending the Annual Meeting, please follow the instructions for Internet or telephone voting on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your bank, broker, trust, or other nominee and returning it by mail, if you are the beneficial owner but not the stockholder of record. This way your shares will be represented whether or not you are able to attend the Annual Meeting.

What will I need in order to attend the Annual Meeting?

You are entitled to attend the virtual Annual Meeting only if you were a stockholder of record as of the record date for the Annual Meeting, May 16, 2025 (the “Record Date”), or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/LSF2025 and using your 16‐digit control number to enter the meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your bank, broker, trust, or other nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

What is the record date and what does it mean?

The record date determines the stockholders that are entitled to notice of, and to vote at, the Annual Meeting. The Record Date for the Annual Meeting is 5:00 p.m., Mountain Time, on May 16, 2025. The Record Date was established by our Board as required by Nevada law. As of the Record Date, 10,569,831 shares of our common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Only the holders of common stock at 5:00 p.m., Mountain Time, on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting. Neither our Articles of Incorporation (the “Articles of Incorporation”) nor our Bylaws (the “Bylaws”) allow for cumulative voting rights.

The presence, in person or by remote communication or by proxy, of the holders of a majority in voting power of the capital stock of the Company issued and outstanding and entitled to vote, is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the person presiding over the meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or by remote communication or by proxy, may adjourn the Annual Meeting from time to time until a quorum is present or represented, but no business may be transacted at any adjourned meeting except which could have been lawfully transacted had the meeting not been adjourned. Pursuant to our Bylaws, for the purposes of this virtual Annual Meeting, presence “in person” is satisfied by being present online during the audio webcast at www.virtualshareholdermeeting.com/LSF2025.

What is the difference between a stockholder of record and a “street name” holder?

If your stock is registered directly in your name with Broadridge, the Company’s transfer agent, you are considered the stockholder of record with respect to that stock. The Proxy Statement and proxy card have been sent directly to you by the Company’s transfer agent.

If your stock is held in a stock brokerage account or by a bank, broker, trust, or other nominee, such nominee is considered the record holder of that stock. You are considered the beneficial owner of that stock, and your stock is held in “street name.” The Proxy Statement has been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your stock by using the voting instructions it included in the mailing or by following its instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your stock with respect to the Director Election Proposal. Your broker does have discretionary authority to vote your stock with respect to the Auditor Ratification Proposal.

How do I vote my stock?

If you are a record holder, you may vote your common stock by following the instructions included on your proxy card. To vote at the Annual Meeting, you must attend the Annual Meeting online and submit a ballot in accordance with the instructions provided at www.virtualshareholdermeeting.com/LSF2025. The ballot will be provided online during the Annual Meeting. See “How can I vote my shares in person and participate at the Annual Meeting?” above for more information.

If you complete and submit a proxy card but fail to complete one or more of the voting instructions, then the proxies designated in the proxy card will vote your stock as follows for each proposal for which you provide no voting instructions: “FOR” each of the Director Nominees in the Director Election Proposal and the Auditor Ratification Proposal. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your stock in accordance with applicable law and their judgment.

If you hold some or all of your stock in “street name,” your bank, broker, trust, or other nominee should provide to you a request for voting instructions for the stock together with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote the stock. If you complete the voting instruction card except one or more of the voting instructions, then your bank, broker, trust, or other nominee may be unable to vote your stock with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” above. Alternatively, if you want to vote your stock online at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to obtain a nominee-issued proxy, you will not be able to vote your nominee-held stock online at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by The Carideo Group, the inspector of election appointed for the Annual Meeting, or its substitute. Votes for each proposal will be tabulated separately.

Can I vote my stock online at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your stock at the virtual meeting by completing a ballot online at the Annual Meeting at www.virtualshareholdermeeting.com/LSF2025. See “How can I vote my shares in person and participate at the Annual Meeting?” and “How do I vote my stock?” above for more information.

If you hold your stock in “street name,” you may vote your stock online only if you obtain a proxy issued by your bank, broker, trust, or other nominee giving you the right to vote the stock.

Even if you currently plan to attend the Annual Meeting online, we recommend that you also vote your shares as soon as possible so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

With respect to the proposals to be acted upon at the Annual Meeting, you may vote as follows:

●	Director Election Proposal — “FOR” each of the Director Nominees, “WITHHOLD” from each of the Director Nominees, or “WITHHOLD” from individual Director Nominees; and
●	Auditor Ratification Proposal — “FOR,” “AGAINST” or “ABSTAIN.”

How does the Board recommend that I vote my stock?

The Board recommends that you vote your stock as follows:

●	“FOR” each of the Director Nominees; and
●	“FOR” the Auditor Ratification Proposal.

What if I do not specify how I want my stock voted on my proxy card?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your stock on the proposals, the proxies designated on the proxy card will vote your stock for each proposal as to which you provide no voting instructions in the following manner:

●	“FOR” each of the Director Nominees; and
●	“FOR” the Auditor Ratification Proposal.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker, trust, or other nominee will be unable to vote that stock, except with respect to the Auditor Ratification Proposal. See “What is a broker non-vote?” above.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy by any of the following means:

●	attending the Annual Meeting and voting your stock by ballot online at the Annual Meeting;
●	completing and submitting a new valid proxy bearing a later date;
●	voting by telephone or via the Internet as instructed in your proxy card (only your latest telephone or Internet proxy is counted); or
●

giving written notice of revocation to the Company addressed to the Company’s Corporate Secretary at the Company’s address above, which notice must be received before the final vote at the Annual Meeting.

If you are a “street name” holder, your bank, broker, trust, or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the Director Nominees that receive the most votes from the holders of the shares of our common stock for their election will be elected (i.e., the affirmative vote by the holders of a plurality of the votes cast on the matter at the Annual Meeting is required for the election of the Director Nominees). The Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter by the holders entitled to vote thereon.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting. Abstentions will have no effect on the Director Election Proposal or the Auditor Ratification Proposal.

Broker non-votes will be included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting. Broker non-votes will have no effect on the Director Election Proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker has discretionary authority to vote your shares of common stock with respect to such proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy, and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies may be solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the stock represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

Where can I find voting results?

The Company expects to publish the voting results of the Annual Meeting in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the date of the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Investor Relations by emailing investors@lairdsuperfood.com.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Overview

Our Board currently consists of seven directors and is not classified. Our current directors are nominees for election at the Annual Meeting. Each of the nominees, if elected, will serve a one-year term expiring at the next annual meeting, or until such director’s earlier death, resignation, or removal from the Board.

The Nominating and Corporate Governance Committee has recommended, and the Board has approved, the nomination of each of these directors to stand for election at the Annual Meeting.

Each of the Director Nominees has consented to serve if elected. However, if any of the Director Nominees fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board.

Director Qualifications

The Nominating and Corporate Governance Committee of the Board is tasked with annually considering the size, composition, and needs of the Board and, as appropriate, recommending the nominees for directors to the Board for approval. The Nominating and Corporate Governance Committee considers and evaluates suggestions from many sources regarding possible candidates for directors. Below are the general criteria for the evaluation of current and proposed directors:

•	high standards of integrity, commitment and independence of thought, and judgment;
•

diversity of talent, skill, and expertise sufficient to provide sound and prudent guidance with respect to all of our operations and interests, which may include experience at senior levels of business, or health-related endeavors;

•	confidence and a willingness to express ideas and engage in constructive discussion with other Board members, management, and all relevant persons;
•	ability to devote sufficient time, energy, and attention to corporate affairs;
•

active participation in the decision-making process, willingness to make difficult decisions in our best interest and the interests of our stockholders and demonstrated diligence and faithfulness in attending Board and Committee meetings; and

•	freedom from any conflict of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.

We have no formal policy regarding board diversity; however, a diverse board is an objective of the Company. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Board includes one female and two directors of ethnic minorities.

Stockholder Nominations

The Nominating and Corporate Governance Committee will review and evaluate candidates submitted by stockholders for election to the Board using the same criteria set forth above, taking into consideration whether nominations are in accordance with the procedures to nominate directors set forth in our Bylaws. Any stockholder who wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee should follow the procedures described later in this Proxy Statement under the heading “Submission for Future Stockholder Proposals.”

Directors and Director Nominees

The following table sets forth the name, age and position of the directors currently serving on our Board, which constitute the Director Nominees:

Name	Age	Positions
Geoffrey T. Barker	63	Independent Chairman
Patrick Gaston	67	Director
Greg Graves	64	Director
Laird Hamilton	61	Co-Founder, Chief Innovator and Director
Grant LaMontagne	69	Director
Maile Naylor	51	Director
Jason Vieth	52	President, Chief Executive Officer and Director

Background and Experience

Biographical information for each director, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years is listed below. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the nominating and corporate governance committee and our Board that each such person should serve as a director.

Geoffrey T. Barker
Independent Chairman Director Since: 2020 Age: 63 Other Public Boards: • Smartsheet, Inc.

Experience and Expertise:

Mr. Barker has been a member of our Board, and Chairman, since our initial public offering (the “IPO”) in September 2020. Mr. Barker has been a member of the Board of Directors of Smartsheet, Inc. (NYSE: SMAR), since 2012, and its Chair since 2016. Mr. Barker cofounded RPX Corporation, a provider of patent risk management solutions, and from 2008 to July 2016, Mr. Barker served in several positions including as Director, Chief Operating Officer, and Co-CEO. Mr. Barker has co-founded several businesses, including Vigilos, Inc., an enterprise security solutions provider, and the Cobalt Group, an online marketing services company. In addition to Smartsheet, Mr. Barker currently serves on the board of directors of a number of private companies. Mr. Barker holds a B.A. in Economics from Tufts University and an M.B.A. from Columbia University.

Qualifications: • Extensive entrepreneurial experience. • Extensive operational and leadership experience. • Public company board and financing experience.

Patrick Gaston
Independent Director Since: 2021 Age: 67 Other Public Boards: • Bed Bath & Beyond, Inc. (through 2020)

Experience and Expertise:

Mr. Gaston has served as a member of our Board since September 2021. Mr. Gaston is the former Chairman of the board of directors of Bed Bath & Beyond, Inc., previously served as co-chair of its Compensation Committee, and is formerly a member of its Audit Committee. Mr. Gaston is also President and CEO of PG Consulting, a management consulting company founded by Mr. Gaston in 2012 that assists corporations and non-profits in building Corporate Social Responsibility (“CSR”), ESG strategies, Strategic Planning, Private/Public Partnerships and Philanthropic strategies. He holds a B.A. in management from the University of Massachusetts and an M.B.A. from Northeastern University.

Qualifications: • Extensive leadership and Corporate Social Responsibility (CSR) experience. • Public company board and committee experience.

Greg Graves
Independent Director Since: 2018 Age: 64 Other Public Boards: • Axcelis Technologies • SkyWater Technology • Plug Power Inc. (through 2019)

Experience and Expertise:

Mr. Graves has served as a member of our Board since 2018. He has served as Chief Financial Officer of Entegris, Inc. since April 2007, and previously served as Senior Vice President, Strategic Planning & Business Development. Prior to joining Entegris in September 2002, Mr. Graves held positions in investment banking and corporate development, including at Piper Jaffray, RBC (Dain Rauscher) and The Pillsbury Company. From May 2017 to June 2019, Mr. Graves served as a director and Chairman of the audit committee of Plug Power Inc. (NASDAQ: PLUG), an energy solutions provider. Mr. Graves has served on the Board of Directors of the Minneapolis Heart Institute Foundation since May 2016 and has been Chairman of the Audit and Finance Committee since April 2019. Since March 2022, Mr. Graves has served on the Board of Directors of SkyWater Technology (semiconductor specialty foundry) where he is a member of the Audit Committee. Mr. Graves holds a B.A. and master’s in accounting and taxation from the University of Alabama and an M.B.A. from the University of Virginia.

Qualifications: • Extensive public company management experience. • Financial reporting and accounting expertise. • Significant enterprise risk management experience.

Laird Hamilton
Co-Founder & Chief Innovator Director Since: 2015 Age: 61

Experience and Expertise:

Mr. Hamilton co-founded Laird Superfood and has served as a member of our Board since its founding in 2015. Mr. Hamilton is an American athlete best known for his accomplishments in big wave surfing. Over the past 25 years, Mr. Hamilton has also been hailed as an innovator in several crossover board sports, including tow-in surfing, stand-up paddle boarding and hydrofoil boarding. For the past decade Mr. Hamilton has been focused on bringing his expertise and passion for fitness and nutrition to the masses. He has accomplished this by creating and co-founding several businesses focused on this mission. Most notably, in June 2015, Mr. Hamilton co-founded Laird Superfood, Inc. to focus on introducing his nutritional ideas to the broader public. Mr. Hamilton also co-created XPT Extreme Performance Training, a performance lifestyle brand, the following year to focus on his philosophies in exercise and lifestyle.

Qualifications:

•  Role as co-founder of the Company and his involvement in the development of the Company’s products and direction.

•  Extensive personal experience with athletic endeavors, nutrition, and innovation.

Grant LaMontagne
Independent Director Since: 2021 Age: 69

Experience and Expertise:

Mr. LaMontagne has served as a member of our Board since December 2021. Mr. LaMontagne has over 40 years of experience in the consumer-packaged goods (“CPG”) industry, leading large CPG customer organizations as SVP, Chief Customer Officer at Clorox Co. (NYSE: CLX) through 2013 and President, Consumer Sales/Customer Development, Kimberly-Clark North America through November 2017. He has a proven track record of building branded businesses and developing the people, capabilities and organizational structures necessary to achieve robust business results. Since January 2018, Mr. LaMontagne has served as a Senior Advisor for McKinsey & Company, focused specifically on creating single multifunctional strategic/demand plans driven by consumer segmentation, category growth ideas, and integrated commercial plans. He currently serves as the non-executive Board Chair for Acosta Sales & Marketing, one of the industry’s leading brand building agencies. Mr. LaMontagne holds a B.A. in Finance from the University of Massachusetts Amherst.

Qualifications: • Extensive CPG experience. • Extensive sales and marketing experience. • Extensive operational and leadership experience.

Maile Naylor
Independent Director Since: 2020 Age: 51 Other Public Boards: • BJ’s Wholesale Club • Leslie’s Pool Supplies

Experience and Expertise:

Maile Naylor has served on our Board since our IPO in September 2020. Ms. Naylor has been a member of the Board of Directors of BJ’s Wholesale Club (NYSE: BJ) since 2019. Ms. Naylor spent twenty-five years working in the investment management industry analyzing and evaluating global consumer discretionary companies. She previously worked as an Investment Officer at MFS Investment Management, a global asset management company, from September 2005 until her retirement from the investment management industry in April 2018. Prior to that, Ms. Naylor also held positions at Scudder Kemper Investments and Wellington Management, each investment management firms. Ms. Naylor is currently a member of the Boston Ballet Board of Overseers. She holds a bachelor’s degree in finance from Boston University and is a CFA charter holder.

Qualifications: • Extensive investment management experience and investment analyst experience. • Financial reporting and accounting expertise.

Jason Vieth
President & Chief Executive Officer Director Since: 2022 Age: 52

Experience and Expertise:

Jason Vieth joined the Company as its President and Chief Executive Officer and as a director on January 31, 2022. Mr. Vieth’s extensive experience in the food and beverage industry includes his most recent position as Executive Vice President of Sovos Brands from January 2021, where he managed the Breakfast and Snacks Group. Mr. Vieth’s prior experience includes nearly a decade spent at WhiteWave Foods from January 2008 to April 2017, most recently as Senior Vice President and General Manager of the yogurt business that included Horizon Organic, Wallaby Organic, Silk and So Delicious. In addition, he has led other food and beverage businesses such as Poppi a producer of prebiotic soda, from April 2019 to January 2020, and Lifetime Fitness’ Life Café from April 2017 to April 2020. In addition, Mr. Vieth has nearly a decade of management consulting experience between The Boston Consulting Group and Accenture. Mr. Vieth holds a B.S. in Finance from Miami University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Qualifications: • Extensive operating and management experience in the food and beverage industry.

Board Composition, Skills, and Experience

The table below summarizes certain key qualifications, skills and attributes possessed by our directors that support their respective contributions to our Board. A dot indicates a specific area of focus or expertise on which the Board particularly relies. Not having a dot does not mean the director does not possess that qualification or skill. Our directors’ biographies above describe each director’s background and relevant experience in more detail.

Qualifications and Experience
	Barker	Naylor	Gaston	Graves	Hamilton	LaMontagne	Vieth
Food & Beverage Industry Expertise		•			•	•	•
Operational Leadership	•		•	•		•	•
Growth-Stage Companies	•	•	•	•	•	•	•
Public Company Financing	•	•	•	•			•
Business Development and M&A	•	•	•	•		•	•
Accounting or Financial Expertise	•	•	•	•		•	•
Public Company Board Experience	•	•	•	•
Product Launch, Commercialization, and Marketing	•		•	•	•	•	•
Director Since	2020	2020	2021	2018	2015	2021	2022

Family Relationships

There are no agreements or understandings between our current directors, Director Nominees and executive officers or any other person pursuant to which they were selected as a director, Director Nominee or executive officer. In addition, there are no family relationships between any of our directors, Director Nominees and executive officers.

Vote Required and Board Recommendation

The election of directors will be determined by a plurality of the votes cast on the matter at the Annual Meeting and entitled to vote thereon. Under a plurality voting standard, the directors who are elected to serve on our Board will be the seven nominees receiving the highest number of votes cast in the election. Abstentions and broker non-votes will have no effect on the Director Election Proposal.

The Board recommends that you vote “FOR” each Director Nominee.

CORPORATE GOVERNANCE

Board Leadership and Governance Structure

The following table details certain basic information on our directors, the composition of the Board and its standing committees and the number of meetings held during the year ended December 31, 2024.

			Committee Memberships
Name	Director Since	Independent	Audit	Compensation	Nominating and Corporate Governance
Geoffrey T. Barker	2020	x	x
Maile Naylor	2020	x	x	x	c
Patrick Gaston	2021	x		c
Greg Graves	2018	x	c	x	x
Laird Hamilton	2015
Grant LaMontagne	2021	x	x		x
Jason Vieth	2022
2024 Meetings		Board: 11	4	4	3

x

 = Member;

c

 = Chair

Director Independence

The Board has determined that none of our directors other than Messrs. Vieth, who is also our Chief Executive Officer, and Hamilton, who is our Chief Innovator, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that Messrs. Barker, Gaston, Graves, and LaMontagne and Ms. Naylor are “independent” as that term is defined under the SEC and NYSE American rules. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our Company, if any, that would require disclosure pursuant to Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and all other facts and circumstances deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related Person Transactions.”

Board Leadership Structure

Mr. Barker, an independent director, currently serves as Chair of the Board. The Board believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance, and enhances the effectiveness of the Board as a whole, and has concluded that our current board leadership structure is appropriate at this time. However, our Bylaws and Corporate Governance Guidelines provide the Board with flexibility to combine or separate the positions of Chair and Chief Executive Officer and to appoint a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Size

The Board currently consists of seven directors. Our Articles of Incorporation provide that the authorized number of directors may be changed only by resolution of the Board.

Board Committees

The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter approved by the Board that satisfies applicable SEC and NYSE American standards. From time to time, the Board may establish other committees to facilitate the management of our business. Each committee’s charter is available under the Governance section of our website at www.lairdsuperfood.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website.

Audit Committee

The primary function of our Audit Committee is to oversee our corporate accounting and financial reporting process. Our Audit Committee’s responsibilities include:

•	appointing and retaining, approving the compensation of, overseeing, and evaluating the independence, qualification, and performance of our independent registered public accounting firm;
•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;
•

coordinating the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, and the prompt reporting of violations of our Code of Business Conduct and Ethics;

•	reviewing our critical accounting policies and estimates;
•	discussing our risk management policies, including oversight of the Company’s food safety function;
•	reviewing and approving or ratifying any related person transaction;
•	overseeing matters relating to the Company’s ongoing liquidity, including its financing arrangements and other internal and external sources of liquidity and capital resources; and
•	preparing the Audit Committee report required to be included in our annual proxy statement.

The members of our Audit Committee are Mr. Barker, Mr. Graves, Mr. LaMontagne, and Ms. Naylor. Mr. Graves serves as the Chair of the Audit Committee. The Board has determined that each of the members of our Audit Committee satisfies the financial literacy and sophistication requirements of the SEC and the NYSE American listing rules. In addition, the Board has determined that Mr. Graves and Ms. Naylor each qualify as an “audit committee financial expert” under SEC and NYSE American rules. Under SEC rules, members of our Audit Committee must also meet heightened independence standards. The Board has determined that each of the members of our Audit Committee is independent under the applicable SEC and NYSE American listing rules.

Compensation Committee

Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews, approves, and recommends to the Board corporate goals and objectives relevant to compensation of our executive officers, and evaluates the performance of these officers in light of those goals and objectives. The Compensation Committee reviews and approves compensation for executive officers of the Company at least annually. In making compensation decisions for executive officers other than our Chief Executive Officer, the Compensation Committee meets with and discusses those decisions with our Chief Executive Officer. The Compensation Committee separately meets without our Chief Executive Officer to, together with Mr. Barker and Mr. LaMontagne as the other independent board members, deliberate and approve our Chief Executive Officer’s compensation. The Compensation Committee also reviews and approves the issuance of stock options and other awards to our executive officers. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter. The members of our Compensation Committee are Mr. Gaston, Mr. Graves, and Ms. Naylor, with Mr. Gaston serving as Chair of the Compensation Committee. Each of the members of our Compensation Committee is independent under the applicable NYSE American listing rules and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To assist in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent advisors. The Compensation Committee has sole authority to select, retain or terminate its executive compensation consultants and to approve their fees and other retention terms. The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), a national compensation consulting firm, to serve as an independent consultant to the Compensation Committee starting in 2020. During 2024, FW Cook provided advice to the Compensation Committee on matters related to, among other things, compensation of our executive officers, including providing the Compensation Committee with data and analysis to support compensation decisions.

To ensure FW Cook’s continued independence and to avoid any actual or apparent conflict of interest, the Compensation Committee regularly, but not less than annually, considers FW Cook’s independence and does not permit FW Cook to be engaged to perform any services to us beyond those services provided to the Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, our Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to the Board concerning governance matters. The members of our Nominating and Corporate Governance Committee are Mr. Graves, Mr. LaMontagne, and Ms. Naylor, with Ms. Naylor serving as Chair of the Nominating and Corporate Governance Committee. Each of the members of our Nominating and Corporate Governance Committee is independent under the applicable NYSE American listing rules.

Meeting Attendance

During 2024, each director attended at least 75% of the meetings of the Board and meetings of each committee of the Board on which he or she served. The Board does not have a formal policy with respect to Board member attendance at annual meetings of stockholders, but all members of the Board are encouraged to attend, and all of our directors at the time attended our 2024 annual meeting of stockholders.

Other Governance Matters

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including those officers responsible for financial reporting. A current copy of the Code of Business Conduct and Ethics is available under the Governance section of our website at www.lairdsuperfood.com. We intend to disclose future amendments to the code or any waivers of its requirements on our website at www.lairdsuperfood.com.

Role of the Board in Risk Oversight

The Board administers its role in the oversight of risk directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas. In particular, the Board monitors and assesses strategic risk exposure and our Audit Committee oversees our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our Audit Committee also monitors compliance with legal and regulatory requirements, including our food safety program, and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices and of the Board. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. While each committee evaluates certain risks and oversees the management of such risks, our entire Board is regularly informed about the risks overseen by the committees through committee reports.

Risk assessment and oversight are an integral part of our governance and management processes. The Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us.

Throughout the year, senior management reviews these risks with the Board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines to assist the Board in carrying out its oversight responsibilities and to serve the best interests of the Company and our stockholders. Our Corporate Governance Guidelines are intended to serve as a flexible framework for the conduct of the Board’s business and are available under the Governance section of our website.

Insider Trading Policy

Under our Insider Trading Policy, our directors, executive officers, and other employees are prohibited from engaging in short-term trading or short sales and are prohibited from participating in tractions in put options, call options or other derivative securities. While the Company is not subject to the insider trading policy, the Company does not trade in its securities when it is in possession of material nonpublic information other than pursuant to previously adopted Rule 10b5-1 trading plans. The insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards.

Anti-hedging and Anti-pledging Policy

Our Insider Trading Policy prohibits our directors, officers, employees, and agents (such as consultants and independent contractors) and their spouses or other members of their households from entering into hedging or monetization transactions or similar arrangements with respect to our securities without advance approval of our Compliance Officer, who is our Chief Financial Officer.

In addition, our Insider Trading Policy prohibits our directors, officers and employees and their spouses or other members of their households from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan, except as may be pre-approved by the Audit Committee.

Involvement in Certain Legal Proceedings

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers or in which any director, officer, director nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers and directors and persons who beneficially own more than 10% of our ordinary shares to file reports of ownership and changes in ownership of such ordinary shares with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received, we believe that all required Section 16(a) reports were timely filed during our fiscal year ended December 31, 2024, except for a late Form 4 filing by Steve Richie, who previously served as our General Counsel and Corporate Secretary from June 30, 2022 until his retirement on July 8, 2024, on July 3, 2024, with respect to withholding shares of the Company’s common stock to satisfy taxes.

Communications with the Board

We have adopted a procedure for receiving and addressing communications from stockholders or interested parties of the Company. Stockholders or interested parties who wish to communicate with the Board, any group of directors, or any individual director can write to: Laird Superfood, Inc. 5303 Spine Road, Suite 204, Boulder, Colorado, 80301, Attn: Secretary. Your communication should prominently display the legend “BOARD COMMUNICATION.” Any such communication will be copied into our files and forwarded to the relevant individual or group to which the communication was addressed at or prior to the next meeting of the Board.

Certain communications unrelated to the duties and responsibilities of the Board will not be forwarded, including spam, junk mail, and mass mailings, resumes, and other forms of job inquiries, surveys, business solicitations or advertisements, and any communication determined to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Executive Sessions of Independent Directors

The non-employee directors will meet in executive sessions without management directors or management present on a periodic basis but no less than two times a year. “Non-employee directors” are all directors who are not Company employees, including both independent directors and such directors who are not independent directors by virtue of a material relationship, former status or family membership or for any other reason. In addition, if the non-employee directors include directors who are not independent directors, the independent directors will also meet on a periodic basis but no less than two times a year in executive sessions of the independent directors.

Compensation Recoupment Policy

Our Incentive Compensation Recovery Policy requires the recovery of excess incentive compensation from executives if an accounting restatement is necessary due to material noncompliance with financial reporting requirements. This policy applies to all incentive compensation received during the recoupment period by executives who served during the performance period for that compensation, even if they are no longer with the Company at the time of recovery. Incentive compensation is considered “received” in the fiscal period when the financial reporting measure is achieved, regardless of when the payment is made. Exceptions to recovery are allowed if it is impracticable due to excessive recovery costs, legal violations, or potential impacts on tax-qualified retirement plans. The Compensation Committee has full authority to interpret and administer the policy, ensuring compliance with NYSE and SEC regulations. The policy also prohibits indemnification or advancement of legal fees for executives opposing recovery efforts.

Timing of Equity Awards

Equity awards are generally made once each fiscal year in the first quarter to employees and in the second quarter to the Board. This timing does not follow a pre-determined schedule but is rather determined by the Board each year. The Board is mindful of material non-public information when scheduling such awards, avoiding award dates that would too closely precede public filings. Equity awards may also be made to new employees as part of the onboarding process.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program

At the time of our IPO, we adopted a non-employee director compensation plan (the “Non-Employee Director Compensation Plan”). Under the Non-Employee Director Compensation Plan, each non-employee director receives an annual cash retainer and an annual equity grant. The Board has fixed the cash retainer for non-employee directors at $45,000 per year, with an additional cash retainer payable for service as Chair of the Board of $25,000 per year. Each member of the Nominating and Corporate Governance Committee receives an additional $4,000 per year, each member of the Compensation Committee receives an additional $5,000 per year, and each member of the Audit Committee receives an additional $7,000, with the chairs of each committee receiving twice the applicable amount for their service. Each non-employee director also receives an annual equity award issued under the 2020 Omnibus Incentive Plan (as amended, the “Incentive Plan”). These awards vest after one year. Each non-employee director may choose to have their equity awarded as stock options, restricted stock units (“RSUs”), or a 50/50 split. Both the cash retainer and equity awards are pro-rated for non-employee directors joining mid-year. It is the Company’s current practice that directors who are also employees, such as Messrs. Vieth and Hamilton, are not entitled to receive compensation for their services as directors.

No per meeting fees are paid. We reimburse non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

The table below sets forth information on the compensation of all our non-employee directors for the year ended December 31, 2024. Messrs. Hamilton and Vieth, our Chief Innovator and Chief Executive Officer, respectively, are also members of the Board, but did not receive any additional compensation for service as a director.

Director Compensation Table

Fiscal Year 2024

	Fees earned or paid in cash	Stock awards (1)	Total
Name	$	$	$
Geoffrey T. Barker	77,000	95,800	172,800
Greg Graves	66,000	95,800	161,800
Maile Naylor	62,500	95,800	158,300
Patrick Gaston	57,000	95,800	152,800
Grant LaMontagne	55,000	95,800	150,800
(1)

The amounts in this column represent the grant date fair value of the awards as calculated under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The assumptions made in valuing awards reported in these columns are discussed in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024.

Outstanding Equity Awards for Directors at Fiscal Year-End

The following table provides information regarding equity awards held by our directors that were outstanding as of December 31, 2024:

Name	Options Outstanding	RSUs Outstanding
	#	#
Geoffrey T. Barker	—	20,000
Greg Graves	4,647	20,000
Maile Naylor	4,000	20,000
Patrick Gaston	—	20,000
Grant LaMontagne	—	20,000

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our named executive officers (“NEOs”) who are named in the “Summary Compensation Table” below. As an “emerging growth company” and a “smaller reporting company,” each as defined in federal securities laws, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Executive Officers

The following table sets forth the names, ages and positions of our executive officers as of May 15, 2025:

Name	Age	Position
Jason Vieth	52	Chief Executive Officer and Director
Anya Hamill	51	Chief Financial Officer
Laird Hamilton	61	Co-Founder, Chief Innovator, and Director

Jason Vieth, age 52, has served as the Company’s Chief Executive Officer and President since January 31, 2022. His business experience is discussed above in “Proposal 1 — Election of Directors.”

Laird Hamilton, age 61, has served as the Co-Founder and Chief Innovator since the Company's inception. His business experience is discussed above in “Proposal 1 — Election of Directors.”

Anya Hamill, age 51, was appointed as the Company’s interim Chief Financial Officer, effective July 1, 2022, and was appointed the permanent CFO on November 4, 2022. Ms. Hamill possesses more than 20 years of strategic finance experience in both public consumer packaged goods and private equity backed emerging companies in the natural foods and beverages space. Ms. Hamill joined the Company as Vice President, Financial Planning and Analysis in April 2022 from Little Secrets Chocolate, where she served as chief financial officer from September 2018. Previously, Ms. Hamill served as the senior director of finance, premium yogurt at Danone North America from May 2017 through March 2018, and as senior director of finance, plant-based beverage and food and various other finance positions at WhiteWave Foods from March 2003 through May 2017. Ms. Hamill holds an MBA with a finance concentration from Leeds School of Business at the University of Colorado and a Bachelor of Arts from Saint-Petersburg State University of Engineering and Economics.

Executive Compensation Overview

The information that follows provides an overview of the compensation provided to our NEOs who are listed in the table below, for the period of January 1, 2024 through December 31, 2024 (referred to herein as “fiscal 2024”) and the period of January 1, 2023 through December 31, 2023 (referred to herein as “fiscal 2023”).

Name	Title
Jason Vieth	Chief Executive Officer
Anya Hamill	Chief Financial Officer
Laird Hamilton	Co-Founder and Chief Innovator

Overall Philosophy and Objectives of Our Executive Compensation Programs

The overall philosophy of our compensation programs for the NEOs and other senior executives is to encourage and reward the creation of sustainable, long-term stockholder value. We identified the following objectives to help realize this goal:

Alignment with Stockholders

•	Reward performance in a given year and achievements over a sustained period that are aligned with our stockholders’ interests.

Remain Competitive

•	Attract, retain, and motivate the exceptional talent required to ensure our continued success.

Motivate Performance

•	Ensure that the compensation program reinforces execution of overall strategy and achievement of our business objectives.

Reward Superior Performance

•	Reinforce our pay-for-performance, entrepreneurial culture.

Elements of Compensation

The compensation program for our NEOs consists of the following elements of compensation, each described in greater depth below:

•	base salaries;

•	performance-based bonuses; and

•	equity-based incentive compensation.

Base Salary

Base salaries are an annual fixed level of cash compensation that reflect each NEO’s role and responsibilities, and regional market considerations. The base salaries for our NEOs for fiscal 2024 are listed in the table below:

Name	Title	2024 Salary
Jason Vieth (1)	Chief Executive Officer	$500,000
Anya Hamill (2)	Chief Financial Officer	300,000
Laird Hamilton	Co-Founder and Chief Innovator	125,000
(1)	Effective May 1, 2024, the Board determined to increase Mr. Vieth’s annual salary from $400,000 to $500,000 for fiscal year 2024.
(2)	Effective May 1, 2024, the Board determined to increase Ms. Hamill’s annual salary from $275,000 to $300,000 for fiscal year 2024.

Equity-Based Incentive Compensation

We pay equity-based compensation to our NEOs to link the long-term results achieved for our stockholders and the rewards provided to NEOs, thereby ensuring that such NEOs have a continuing stake in our long-term success. For fiscal 2024, annual equity awards were delivered on February 23, 2024 and July 12, 2024 in a combination of stock options and RSUs. The stock options and RSUs provided to our NEOs vest ratably over five years.

Determining Executive Compensation

The Compensation Committee, guided by the principal objectives described in this section, approves the structure of the executive compensation program and administers the programs for our executive officers. The following describes the roles of key participants in the process.

Role of our Compensation Committee

The Compensation Committee is responsible for making and approving changes in the total compensation of our executive officers, including the mix of compensation elements and compensation values.

Role of our Compensation Consultant

The Company engages FW Cook to provide independent external advice regarding executive compensation and to provide a competitive market pay analysis for our NEOs. Neither FW Cook nor any of its affiliates maintain other direct or indirect business relationships with the Company or any of its affiliates other than the services provided to the Compensation Committee.

Peer Group

The Compensation Committee approved a peer group consisting of 17 companies that was used for benchmarking compensation. Given the Company’s size, product offerings, and unique market position, there are no direct competitors in the compensation peer group. Criteria used to identify the peer group companies include, but are not limited to:

•	Size – companies with revenue that generally range from 0.2x to 5x our total annual revenue.
•	Business Focus – companies that are publicly traded and primarily in the foods, beverage, and tobacco industry.

The 17-company peer group consists of the companies listed below:

22nd Century	Alico	Bridgford Foods	Celsius
Coffee Holding	Craft Brew Alliance	Crimson Wine	Lifeway Foods
Limoneira	MamaMancini's	MGP Ingredients	NewAge
RiceBran Tech	Rocky Mtn Choc. Factory	S&W Seed	South Dakota Soybean
Willamette Val. Vineyards

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Stock Awards ($) (2)	Total ($)
Jason Vieth, CEO	2024	462,500	310,333	88,765	2,185,260	3,046,858
	2023	383,333	173,800	16,221	120,107	693,461
Anya Hamill, CFO	2024	290,625	193,958	22,937	—	507,519
	2023	263,542	119,488	27,665	40,500	451,195
Laird Hamilton, Chief Innovator	2024	125,000	86,875	32,111	871,200	1,115,186
	2023	122,128	54,513	27,665	40,500	244,606
(1)

The amounts shown in this column represent the aggregate grant-date fair value of stock options granted under the Incentive Plan to our NEOs, as computed in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating the fair value of the stock options are set forth in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)

This column reflects the aggregate grant date fair value of RSUs granted under our Incentive Plan to our NEOs, as computed in accordance with FASB ASC Topic 718. The valuation assumptions used in calculating the fair value of the RSUs are set forth in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024.

Employment Arrangements

We have entered into employment agreements with Mr. Vieth and Ms. Hamill. Mr. Hamilton is currently not a party to an employment agreement with the Company. The employment agreements do not provide for a fixed employment term and set forth the executive’s annual salary, target bonus, if any, eligibility for employee benefits, the terms of equity grants, customary proprietary information assignment provisions, and non-competition and non-solicitation restrictions. The key terms of employment with our named executive officers with employment agreements are further described below.

Jason Vieth

In connection with Mr. Vieth’s appointment as President and Chief Executive Officer, the Company entered into an employment agreement (the “Vieth Employment Agreement”) with Mr. Vieth that provides for the following benefits, among other provisions:

•	an annual base salary of $400,000;
•	an annual bonus opportunity of up to 100% of base salary based on the achievement of performance goals, with a target payout of 50% of base salary;
•

a $114,000 signing bonus subject to repayment if Mr. Vieth voluntarily resigns without good reason (as defined in the Vieth Employment Agreement) or the Company terminates Mr. Vieth’s employment for cause (as defined in the Vieth Employment Agreement) prior to the first anniversary of the Vieth Employment Agreement;

•	RSUs relating to 125,000 shares of common stock, vesting over four years;
•

stock options to purchase 50,000 shares of common stock with an exercise price of $25.00 per share, and stock options to purchase 150,000 shares of common stock with an exercise price equal to the grant date fair value of the Company’s common stock, in each case vesting 25% on the first anniversary of the effective date of the Vieth Employment Agreement and ratably thereafter over the following 12 quarters (such stock options together with the RSUs in the preceding bullet, the “Inducement Grants”); and

•

a payment equal to 12 months base salary and COBRA coverage for up to 12 months if Mr. Vieth resigns for good reason or the Company terminates Mr. Vieth’s employment without cause, or, if such resignation or termination occurs within two years following a change in control (as defined in the Vieth Employment Agreement), a payment equal to 24 months base salary, COBRA coverage for up to 18 months, the vesting of all of Mr. Vieth’s equity awards, and a cash payment equal to $1,000,000 less the fair market value of the Inducement Grants at the time of the change in control.

Mr. Vieth’s salary was adjusted to $500,000 with an effective date of May 1, 2024. Mr. Vieth is also eligible to participate in the Company’s equity incentive plans and long-term incentive plans and other benefits available to the Company’s executive officers. In addition, the Company entered into an indemnification agreement with Mr. Vieth on terms substantially similar to the terms of the form of indemnification agreement filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A filed on September 10, 2020.

Anya Hamill

In connection with Ms. Hamill’s appointment as Chief Financial Officer, the Company entered into an employment agreement (the “Hamill Employment Agreement”) with Anya Hamill that provides for the following benefits, among other provisions:

•	an annual base salary of $275,000;
•	an annual bonus opportunity of up to 100% of base salary based on the achievement of performance goals, with a target payout of 50% of base salary;
•	RSUs relating to 50,000 shares of common stock, vesting over four years;
•	stock options to purchase 50,000 shares of common stock with an exercise price equal to the grant date fair value of the Company’s common stock, vesting over four years; and
•

a payment equal to 12 months base salary and COBRA coverage for up to 12 months if Ms. Hamill resigns for good reason or the Company terminates Ms. Hamill’s employment without cause, and, if such resignation or termination occurs within two years following a change in control (as defined in the Hamill Employment Agreement), the vesting of all of Ms. Hamill’s equity awards.

Ms. Hamill’s salary was adjusted to $300,000 with an effective date of May 1, 2024. Ms. Hamill is also eligible to participate in the Company’s equity incentive plans and long-term incentive plans and other benefits available to the Company’s executive officers. In addition, the Company entered into an indemnification agreement with Ms. Hamill on terms substantially similar to the terms of the form of indemnification agreement filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A filed on September 10, 2020.

Retirement Plans

We have not maintained, and do not currently intend to maintain, a defined benefit pension plan or nonqualified deferred compensation plan.

Outstanding Equity Awards and Year-End

The following table provides information regarding equity awards held by our NEOs that were outstanding as of December 31, 2024. The equity incentive plan awards presented below were awarded under our Incentive Plan. There are no other equity incentive awards, options, shares, units of shares, or other rights owned by our NEOs outside of those presented in the table that follows.

	Option Awards					Stock Awards
	Number of securities underlying unexercised options
Name	exercisable	unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (1)
Jason Vieth	51,562	23,438	(2)	7.64	1/31/2032	—		—
	34,375	15,625	(2)	25.00	1/31/2032	—		—
	51,562	23,438	(3)	7.21	2/3/2032	—		—
	25,000	75,000	(7)	0.81	4/3/2033	—		—
	—	193,500	(8)	0.73	2/23/2034	—		—
	—	—		—		39,063	(2)	307,816
	—	—		—		75,000	(7)	591,000
	—	—		—		496,650	(8)	3,913,602

Anya Hamill	5,882	—	(4)	3.17	5/5/2032	—		—
	7,353	7,353	(5)	3.17	5/5/2032	—		—
	25,000	25,000	(6)	1.53	11/4/2032	—		—
	12,500	37,500	(7)	0.81	4/3/2033	—		—
	—	50,000	(8)	0.73	2/23/2034	—		—
	—	—		—		3,943	(5)	31,071
	—	—		—		25,000	(6)	197,000
	—	—		—		37,500	(7)	295,500

Laird Hamilton	50,000	—	(9)	2.00	2/24/2026	—		—
	60,000	—	(10)	9.00	2/22/2028	—		—
	4,185	1,396	(11)	43.53	2/1/2031	—		—
	16,500	16,500	(5)	3.17	5/5/2032	—		—
	12,500	37,500	(7)	0.81	4/3/2033	—		—
	—	70,000	(8)	0.73	2/23/2034	—		—
	—	—		—		690	(11)	5,437
	—	—		—		16,500	(5)	130,020
	—	—		—		37,500	(7)	295,500
	—	—		—		198,000	(8)	1,560,240
(1)

The market value of unvested awards is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing sales price of our common stock on December 31, 2024, the last trading day of the year, which was $7.88.

(2)	These awards vest in four equal annual tranches ending January 31, 2026.
(3)	These awards vest in four equal annual tranches ending February 3, 2026.
(4)	These awards vested in full on May 5, 2023.
(5)	These awards vest in four equal annual tranches ending May 5, 2026.
(6)	These awards vest in four equal annual tranches ending November 4, 2026.
(7)	These awards vest in four equal annual tranches ending April 4, 2027.
(8)	These awards vest in five equal annual tranches ending February 23, 2029.
(9)	These awards vested on February 24, 2019.
(10)	These awards vested on February 22, 2020.
(11)	These awards vest in four equal annual tranches ending February 1, 2025.

Equity Compensation Plan Information

The following table provides information as of December 31, 2024 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Number of securities available for
	Number of Shares to		future issuance under
	be issued upon	Weighted average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options and	securities reflected in
	and rights (#)	rights ($) (1)	column (a)) (#) (2)
Equity Compensation plans approved by security holders	2,460,090	2.06	832,032
Equity compensation plans not approved by security holders	—	—	—
Total	2,460,090	2.06	832,032
(1) Reflects the weighted-average exercise prices of outstanding options. There is no exercise price for outstanding RSUs and market-based stock units.

(2) Consists of 832,032 shares of common stock reserved for issuance under our Incentive Plan. The number of shares reserved for issuance under our Incentive Plan automatically increases on the first day of each fiscal year, beginning with the 2021 fiscal year, by a number equal to four percent of the shares of common stock outstanding on the final day of the prior calendar year or such smaller number of shares as determined by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the “beneficial ownership” of our common stock as of May 15, 2025 by (i) those persons who we know to beneficially own more than 5% of our outstanding common stock; (ii) our directors as of May 15, 2025; (iii) the NEOs listed in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group as of December 31, 2024. Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act, which may result in a number that is different than the beneficial ownership number reported in forms filed pursuant to Section 16. The percentage of shares beneficially owned is computed on the basis of 10,569,831 shares of our common stock outstanding on May 15, 2025. An asterisk in the percent of class column indicates beneficial ownership of less than 1%. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated. Except as set forth below, the address for each beneficial owner listed is c/o Laird Superfood, Inc, 5303 Spine Road, Suite 204, Boulder, Colorado 80301.

Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent of Class
Named Executive Officers
Anya Hamill	43,566	76,911	120,477	1.1%
Laird Hamilton	759,027	179,331	938,358	8.7%
Jason Vieth (1)	194,825	251,199	446,024	4.1%
Non-Employee Directors
Geoffrey Barker	129,057	20,000	149,057	1.4%
Patrick Gaston	55,718	20,000	75,718	*
Greg Graves	58,865	24,647	83,512	*
Grant LaMontagne	55,747	20,000	75,747	*
Maile Naylor	82,957	24,000	106,957	1.0%
All current directors and executive officers as a group (8 persons)	1,379,762	616,088	1,995,850	17.8%
Other 5% Stockholders
Danone Manifesto Ventures, PBC (2)	857,194	—	857,194	8.1%

*Indicates beneficial ownership of less than 1% of the total outstanding stock.

(1) Mr. Vieth's beneficial ownership includes holdings of 1,611 shares held by his child.

(2) Based solely on information contained in a Schedule 13G filed on October 2, 2020. Danone Manifesto Ventures, PBC is a wholly owned subsidiary of Danone North America Public Benefit Corporation, which is a wholly owned subsidiary of Compagnie Gervais Danone S.A., which is a wholly owned subsidiary of Danone S.A. Decisions regarding the voting or disposition of shares held by Danone Manifesto Ventures, PBC are made by the management of Danone Manifesto Ventures, PBC, provided that Danone S.A. may be deemed to share voting and dispositive power with respect to the shares held by Danone Manifesto Ventures, PBC. The address of Danone Manifesto Ventures, PBC and Danone North America Public Benefit Corporation is c/o Danone Manifesto Ventures, PBC, 12 West 21st St., 12th Floor, New York, New York 10010, and the address of Danone S.A. and Compagnie Gervais Danone S.A. is c/o Danone S.A., 17 boulevard Haussmann, 75009 Paris, France.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We adopted a written related person transaction policy, effective upon the closing of our IPO, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Types of transactions covered by this policy include, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

Related Person Transactions

The following is a description of transactions since January 1, 2022 to which we have been or are to be a participant, in which the amount exceeds $120,000, and in which any of our directors, executive officers, or beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of or person sharing a household with any of the foregoing persons, had or will have a direct or indirect material interest, other than employment relationships with our executive officers and compensation to our directors.

Agreement with Gabrielle Reece

On October 26, 2022, the Company executed an influencer agreement with Gabrielle Reece, the wife of Mr. Hamilton, our cofounder and Chief Innovator, to provide certain marketing services for a term originally ending December 31, 2023, and the agreement has been extended into 2025. In connection with these services, during the fiscal year ended December 31, 2024, the Company paid Ms. Reece $251,061.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025, and the Board is asking stockholders to ratify this appointment at the Annual Meeting.

A representative of KPMG is expected to attend this year’s Annual Meeting electronically, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select KPMG as our independent registered public accounting firm for 2025, the Audit Committee determined that the appointment of KPMG is in the best interests of us and our stockholders.

On March 10, 2025, the Audit Committee approved the dismissal of Moss Adams LLP (“Moss”) as the Company’s independent registered public accounting firm, effective immediately, and informed Moss of such dismissal on the date thereof.

The reports of Moss on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2024 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s fiscal years ended December 31, 2023 and 2024, and the subsequent interim period through March 10, 2025, (i) there were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K, with Moss on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moss, would have caused Moss to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such period, and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

On March 10, 2025, the Audit Committee approved the engagement of KPMG as the Company’s independent registered public accounting firm, effective immediately.

During the Company’s fiscal years ended December 31, 2023 and 2024, and the subsequent interim period through March 10, 2025, neither the Company nor anyone acting on its behalf consulted with KPMG regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Our Bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment of KPMG, the Audit Committee will reconsider whether to retain KPMG, but may ultimately determine to retain KPMG as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.

Vote Required and Board Recommendation

The Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the votes cast on the matter at the Annual Meeting by holders entitled to vote thereon. Abstentions and broker non-votes will have no effect on the Auditor Ratification Proposal.

The Board recommends that you vote “FOR” the Auditor Ratification Proposal.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

As discussed above, KPMG has served as the Company's independent registered public accounting firm since March 10, 2025. Previously, Moss served as the Company’s independent registered public accounting firm from 2016 to March 10, 2025.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows the fees that Moss billed us for professional services rendered in 2024 and 2023:

Fee Category	2024	2023
Audit Fees	311,267	256,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	311,267	256,500

“Audit Fees” includes fees for professional services provided by Moss in connection with the audit of our annual consolidated financial statements included in our annual reports on Form 10-K, review of quarterly consolidated financial statements included in our quarterly reports on Form 10-Q, as well as services that are normally provided by Moss in connection with SEC filings, including comfort letters and consents issued in connection with securities offerings, consultations on matters addressed during the audit or interim reviews, and other services normally provided in connection with regulatory filings.

“Audit-Related Fees” includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included above under “Audit Fees.”

“Tax Fees” includes fees for professional services provided by Moss for tax compliance, tax advice, and tax planning.

“All Other Fees” includes fees for services provided by Moss that are not included in the other fee categories reported above.

Audit Committee Pre-Approval Policies and Procedures

The SEC requires that before our independent registered public accounting firm is engaged by us to render any audit or permitted non-audit related service, the engagement be either: (i) approved by our Audit Committee or (ii) entered into pursuant to pre-approval policies and procedures established by the Audit Committee; provided that the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

Moss provided the Audit Committee with information outlining the plan and scope of Moss’s proposed audit services to be performed during the year, which the Audit Committee reviewed with Moss and management. The Audit Committee pre-approved all services provided by Moss, including audit services and non-audit services, to ensure that they do not impair Moss’s independence. Audit Committee pre-approval requirements are subject to an exception for certain de minimis non-audit services approved by the Audit Committee prior to the completion of an audit. None of the Moss services in 2024 and 2023 were approved by the Audit Committee pursuant to the de minimis exception. To ensure prompt handling of unexpected matters, the Audit Committee has specifically delegated to the Chair of the Audit Committee authority to pre-approve permissible non-audit services, subject to maximum dollar amounts. If the Chair exercises this delegation of authority, he reports the action taken to the Audit Committee at its next regular meeting. All of the above services and fees for 2024 and 2023 were pre-approved by our Audit Committee.

Audit Committee Report

The primary function of the Audit Committee is to oversee our accounting and financial reporting processes and the external audit of our financial statements on behalf of the Board. The Audit Committee operates under a written charter adopted by the Board that satisfies applicable SEC and NYSE American standards and is available in the “Investors – Governance” section of our corporate website, www.lairdsuperfood.com. The Audit Committee reviews the charter and proposes necessary changes to the Board on an annual basis.

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2024 and has discussed with Moss, our independent registered public accounting firm for the fiscal year ended December 31, 2024, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Moss required under the applicable requirements of the PCAOB regarding Moss’s communications with the Audit Committee concerning independence and discussed with Moss its independence.

Based on the review and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

In addition to its oversight of our corporate accounting and financial reporting process, the Audit Committee is responsible for the appointment, oversight, evaluation, and retention of our independent registered public accounting firm. In connection with this responsibility, the Audit Committee annually reviews the qualifications, performance, and independence of the independent registered public accounting firm, including the performance of the lead audit partner, and assures the regular rotation of the lead audit partner as required. In doing so, the Audit Committee considers a number of factors including, but not limited to quality of services provided, technical expertise, knowledge of the industry, effective communication, and objectivity. The Audit Committee also considers whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

The Audit Committee has engaged KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and is seeking ratification of such engagement by our stockholders.

AUDIT COMMITTEE

Greg Graves, Chair

Geoffrey T. Barker

Maile Naylor

ADDITIONAL INFORMATION

Availability of Certain Information

In addition to delivering paper copies of these proxy materials to you by mail, the Notice, the Proxy Statement, the form of proxy and our 2024 Annual Report are available at www.proxyvote.com.

Other Matters

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

Submission of Future Stockholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) and the Company’s Bylaws, stockholders may submit proposals for inclusion in our proxy statement for the 2026 annual meeting (the “2026 Proxy Statement”). For a proposal to be considered for inclusion in the 2026 Proxy Statement, the proposal must be submitted in writing to our Corporate Secretary at Laird Superfood, Inc., 5303 Spine Road, Suite 204, Boulder, Colorado, 80301, and must be received no later than 120 days before the anniversary date of the distribution of this Proxy Statement (i.e., January 15, 2026); provided, however, that if our 2026 Annual Meeting of Stockholders is held more than 30 days before or 30 days after the one year anniversary of our 2025 Annual Meeting we will announce a new required receipt date.

Stockholders wishing to (i) submit a proposal outside the proposal process mandated by Rule 14a-8 to be presented at the 2026 Annual Meeting of Stockholders or (ii) include director nominees in the Company’s proxy card for the 2026 Annual Meeting, in each case pursuant to the advanced notice provisions of our Bylaws, the proposal or nomination must be received by our Corporate Secretary between February 26, 2026 and March 28, 2026; provided, however, that if the 2026 Annual Meeting date is held more than 30 days before or more than 60 days after the one year anniversary of our 2025 Annual Meeting, then shareholders must provide notice within other time periods specified in our Bylaws. The notice must also meet all the requirements set forth in Rule 14a-19(b) under the Exchange Act and in the Company’s Bylaws.

Holders of common stock who wish to have proposals submitted for inclusion in the 2026 Proxy Statement should consult the applicable rules and regulations of the SEC with respect to such proposals, including certain information required to be in the proposal, the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult our Bylaws.

LAIRD SUPERFOOD

LAIRD SUPERFOOD, INC.
5303 SPINE ROAD, SUITE 204
BOULDER, CO 80301

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 25, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LSF2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 25, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74839-P33933 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LAIRD SUPERFOOD, INC.

The Board of Directors recommends you vote FOR each of the Nominees in Proposal 1.

1. Election of Directors.

Nominees:	For	Withhold
1a. Geoffrey T. Barker	☐	☐
1b. Maile Naylor	☐	☐
1c. Patrick Gaston	☐	☐
1d. Gregory Graves	☐	☐
1e. Laird Hamilton	☐	☐
1f. Grant LaMontagne	☐	☐
1g. Jason Vieth	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote FOR Proposal 2.	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any recess(es), adjournment(s) or postponement(s) thereof will be voted on by the named proxies in their discretion.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no direction is made, this proxy will be voted FOR each of the Nominees in Proposal 1 and FOR Proposal 2.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

This communication presents only an overview of the more complete proxy materials. We encourage you to review all of the important information contained in the proxy materials before voting.

V74840-P33933

LAIRD SUPERFOOD, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
JUNE 26, 2025

The stockholder(s) hereby appoint(s) Jason Vieth and Anya Hamill, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Laird Superfood, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Mountain Time on June 26, 2025, via live web cast at www.virtualshareholdermeeting.com/LSF2025, and any recess(es), adjournment(s) or postponement(s) thereof.

In their discretion, Jason Vieth and Anya Hamill, or either of them, are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

APPENDIX A:
NON-GAAP FINANCIAL MEASURES

In this Proxy Statement, we report Adjusted EBITDA, which is financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense and other (income) expense, net, (2) income tax (benefit) expense, (3) depreciation and amortization expenses, (4) stock-based compensation, (5) expenses related to a product quality issue, (6) costs incurred as part of the strategic downsizing of the Company’s operations, (7) rebranding costs, and (8) estimated class action lawsuit settlement costs. The Company believes Adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations, excluding non-cash costs and non-recurring events, across periods on a consistent basis.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest expense; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including Net Sales, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	Years Ended December 31,
	2024	2023
Net (loss) income	$(1,820,161)	$(10,163,117)
Adjusted for:
Depreciation and amortization	270,271	306,176
Stock-based compensation	1,637,788	1,092,146
Income tax expense	60,324	15,195
Interest expense and other (income) expense, net	(413,255)	(551,064)
Product quality issue (a)	(434,329)	282,000
Strategic organizational shifts (b)	—	(13,318)
Company-wide rebranding costs (c)	—	163,806
Estimated class action lawsuit settlement costs (d)	—	(95,000)
Adjusted EBITDA	$(699,362)	$(8,963,176)

(a) In January 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We previously incurred costs associated with product testing, discounts for replacement orders, and inventory obsolescence costs. We reached settlement with a supplier in the third quarter of 2023 and recorded recoveries in 2024.

(b) Costs incurred and recovered during 2023 as part of the strategic downsizing of our operations, including severances, forfeitures of stock-based compensation, and other personnel costs, IT integration costs, and freight costs to move inventory to third-party facilities.

(c) Costs incurred as part of the company-wide rebranding efforts that launched in Q1 2023.
(d) Estimated legal settlement costs related to a class action lawsuit which was included in general and administrative expenses in Q4 2022 and was reversed in Q4 2023 upon dismissal of the suit.